SUB-ITEM 77I

Massachusetts Investors Growth Stock Fund (the "Trust"), established a new class of shares, Class R5 Shares, as described in the prospectus contained in Post-Effective Amendment No. 87 to the Registration Statement of the Trust (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on January 26, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.